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                                                                    EXHIBIT 2.12

                                 AMENDMENT NO. 2
                     TO AGREEMENT AND PLAN OF REORGANIZATION


        AMENDMENT NO. 2, dated as of March 24, 1998 ("Amendment No. 2"), to that certain Agreement and Plan of Reorganization, dated as of November 9, 1997 and amended as of February 26, 1998 (the "Agreement"), by and between QuadraMed Corporation, a Delaware corporation ("QuadraMed") and Medicus Systems Corporation, a Delaware corporation ("Medicus").

                                    RECITALS

        WHEREAS, the parties to the Agreement, pursuant to Section 7.4 of the Agreement, desire to amend the Agreement.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to amend the Agreement pursuant to Section 7.4 of the Agreement as follows:


        SECTION 1. Amendments to the Agreement.

        Section 7.1(b) of the Agreement is amended by replacing the words "May 1, 1998 (or such later date as may be agreed upon in writing by the parties hereto)" with "July 31, 1998 (or such later date as may be agreed upon in writing by the parties hereto)".

        SECTION 2. Reference to and Effect on the Agreement.

        (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Agreement as amended by Section 1 hereof.

        (b) Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

        SECTION 3. Execution and Counterparts. This Amendment No. 1 may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.


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        IN WITNESS WHEREOF, each party hereto has executed, or caused its duly authorized officer to execute, this Amendment No. 2 as of the date first written above.


                                        MEDICUS SYSTEMS CORPORATION

                                        By: /s/Bernie Murphy
                                            ------------------------------------
                                            Name: Bernie Murphy
                                            Title: Chief Financial Officer

                                        QUADRAMED CORPORATION


                                        By:  /s/John Cracchiolo
                                            ------------------------------------
                                            Name: John Cracchiolo
                                            Title: Chief Financial Officer


                      SIGNATURE PAGE TO AMENDMENT NO. 2 TO
                      AGREEMENT AND PLAN OF REORGANIZATION